THIS CONVERTIBLE PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION OF THIS NOTE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS.

NO SALE OR DISPOSITION OF THIS NOTE OR THE SECURITIES ISSUED UPON CONVERSION HEREOF MAY BE EFFECTED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT IN COMPLIANCE WITH RULE 144 THEREUNDER OR ANOTHER EXEMPTION THEREFROM AND APPLICABLE STATE SECURITIES LAWS, TOGETHER WITH AN OPINION OF COUNSEL FOR THE HOLDER, REASONABLY SATISFACTORY TO THE PAYOR, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.

JUNIOR CONVERTIBLE UNSECURED PROMISSORY NOTE

$_________________	April __, 2008

For value received, MORLEX, INC., a Colorado corporation (the “Company”), promises to pay to ______________ or his registered assigns (the “Holder”) the principal sum set forth above (the “Principal Amount”), together with interest thereon as set forth below.

This note (the “Note”) is issued as part of a series of similar notes (collectively, the “Notes”) to be issued pursuant to the terms of that certain Note Purchase Agreement dated as of April __, 2008 (the “Agreement”) between the Company and the Holder, a copy of which is available for inspection at the office of the Company. This Note is subject to the limitations on disposition set forth in the Agreement. The following is a statement of the rights of the Holder and the conditions to which this Note and all of the other Notes issued or issuable by Company pursuant to the Agreement or similar agreements entered into as of the date hereof are subject, to which the Company and the Holder, by their respective issuance and acceptance of this Note, agree.

1. Definitions. Defined terms used herein but not otherwise defined shall have the respective meanings ascribed to them in the Agreement. As used in this Note, the following capitalized terms have the following meanings:

“Additional Shares of Company Common Stock” shall mean shares of Company Common Stock issued by the Company after the date hereof, except:

(i)
Options to purchase shares of Company Common Stock or shares of Company Common Stock, issued to directors, officers, employees or consultants of the Company, as an incentive for performance pursuant to any stock option plan, stock grant plan or stock purchase plan approved by the Company Board;

(ii)
Shares of Company Common Stock, warrants or other equity securities of the Company issued for consideration other than cash pursuant to a merger, consolidation, acquisition, or similar business combination of the Company approved by the Company’s Board;

(iii)
Shares of Company Common Stock, warrants or other equity securities of the Company issued pursuant to any loan or leasing arrangement, real property leasing arrangement or debt financing from a bank or similar financing institution approved by the Company Board;

(iv)
Shares of Common Stock issuable upon conversion of any Note or conversion or exchange of, any other security by its terms convertible into or exchangeable for shares of Company Common Stock, or upon exchange of the preferred stock of any subsidiary of the Company into Company Common Stock; or

(v)	Shares of Company Common stock issued upon any stock dividend, stock split, stock distribution or other similar recapitalization.

“Automatic Conversion Date” shall mean the 5th day following the occurrence of a Liquidity Event.

“Automatic Conversion Notice” is defined in Section 4(b) hereof.

“Business Day” shall mean any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York are required or authorized to be closed.

“Company Board” shall mean the board of directors of the Company.

“Conversion Date” shall mean the Automatic Conversion Date or the date on which the Holder elects to convert this Note pursuant to Section 5 hereof.

“Conversion Price” shall initially be equal to $0.75. The Conversion Price shall be subject to adjustment as provided herein.

“Conversion Shares” is defined in Section 4(a) hereof.

“Default” is defined in Section 8 hereof.

“Liquidity Event” shall mean (i) an underwritten public offering of Company Common Stock pursuant to an effective registration statement under the Securities Act resulting in aggregate proceeds to the Company (net of underwriting discounts and commissions) of not less than $7,500,000 or (ii) a private placement of Company Common Stock resulting in aggregate proceeds to the Company, together with the proceeds from the issuance of these Notes, of not less than $5,000,000.

“Maturity Date” is defined in Section 2 hereof.

“Notice of Conversion” is defined in Section 6(a) hereof.

“Person” shall be construed in its broadest sense and shall mean any natural person, firm, corporation, partnership, limited liability company, association, trust, joint stock company, joint venture, unincorporated organization or other entity.

“Volume Weighted Average Price” shall mean the daily volume weighted average price of the Company Common Stock for such date (or the nearest preceding date) on the primary trading market on which the Company Common Stock is then listed or quoted as reported by Bloomberg Finance L.P. (based on a trading day from 9:30 a.m. Eastern Time to 4:02 p.m. Eastern Time) using the VAP function or a similar service.

“Voluntary Conversion Notice” is defined in Section 5(b) hereof.

2. Principal Repayment.

(a) Subject to the earlier conversion of this Note under Section 4 or 5 below, the outstanding Principal Amount and all accrued and unpaid interest thereon shall be due and payable by the Company on April __, 2009 (the “Maturity Date”).

(b) This Note may be prepaid at any time, without premium or penalty, in whole or in part. Any prepayment of the Principal Amount shall be accompanied by a payment of accrued and unpaid interest in respect of the outstanding Principal Amount being prepaid.

3. Interest.

(a) Interest on the outstanding Principal Amount shall accrue commencing on the date hereof and shall continue to accrue until the entire Principal Amount shall have been repaid in full or converted under Section 4 or 5 of this Note, at the rate of 10% per annum, compounded annually. Interest shall be payable on the earlier of the Maturity Date or the Conversion Date upon conversion of this Note pursuant to Section 4 or 5 and shall be calculated on the basis of a 366-day year for the actual number of days elapsed.

(b) Interest shall be payable at the Company’s option either (i) in cash or (ii) in the event that Company Common Stock is tradable on the Over-the-Counter Bulletin Board, the NASDAQ Stock Market or the New York or American Stock Exchange, by the issuance of shares of Company Common Stock. The number of shares of Company Common Stock to be so issued shall be determined by dividing (i) the amount of accrued but unpaid interest at such time by (ii) 90% of the average Volume Weighted Average Price of Company Common Stock for the 10 trading days immediately preceding (but not including) the day that is one trading day prior to the Maturity Date or the Conversion Date, as applicable. If interest is to be paid in cash, then such payment shall be made by wire transfer of immediately available funds to an account at a bank designated in writing by the Holder. In the absence of any such written designation, any such interest payment shall be deemed made on the date a check in the applicable amount payable to the order of the Holder is received by the Holder at its last address as shown on the registration records of the Company.

4. Automatic Conversion.

(a) On the Automatic Conversion Date, the unpaid Principal Amount shall be converted into the number of shares of Company Common Stock (the “Conversion Shares”) calculated by dividing the then outstanding Principal Amount by the then applicable Conversion Price. All Conversion Shares deliverable upon conversion shall be duly authorized, validly issued and fully paid and non-assessable. At the time of such conversion, the Company shall repay to the Holder all accrued but unpaid interest on the Principal Amount in cash or shares of Company Common Stock, in accordance with Section 3(b) hereof.

(b) No greater than 20 nor fewer than 5 days prior to the Automatic Conversion Date, notice by first class mail, postage prepaid, shall be given to the Holder, addressed to the Holder at its last address as shown on the registration records of the Company (the “Automatic Conversion Notice”). The Automatic Conversion Notice shall specify the date fixed for conversion, the place or places for surrender of Notes, and the then effective Conversion Price.

(c) Any Automatic Conversion Notice which is mailed as herein provided shall be conclusively presumed to have been duly given by the Company on the date deposited in the mail, and any defect in such notice to the Holder shall not affect the validity of the proceedings for conversion of this Note. Notwithstanding that this Note shall not have been surrendered, this Note shall no longer be deemed outstanding and all rights whatsoever with respect to this Note, except the right to receive the number of full shares of Company Common Stock to which such Person shall be entitled upon conversion hereof, shall terminate.

5. Optional Conversion.

(a) The Holder has the right, at the Holder's option, at any time prior to the earlier of the Automatic Conversion Date or the repayment by the Company of the Principal Amount in full, to convert this Note, in accordance with the provisions of Section 6 hereof, into Conversion Shares calculated by dividing the then outstanding Principal Amount by the then applicable Conversion Price. All Conversion Shares deliverable upon conversion shall be duly authorized, validly issued and fully paid and non-assessable. At the time of such conversion, the Company shall repay to the Holder all accrued but unpaid interest on the Principal Amount in cash or shares of Company Common Stock, in accordance with Section 3(b) hereof.

(b) In order to exercise its right pursuant to the terms of this Note to convert all or any portion of this Note for shares of Company Common Stock, the Holder shall deliver to the Company, by facsimile transmission, at least 10 days prior to the date on which the Holder wishes to effect such conversion, a written notice (the “Voluntary Conversion Notice”) which shall specify the date fixed for conversion.

6.  Conversion Procedures.

(a) As promptly as practicable after the Conversion Date, the Holder shall surrender this Note at the place designated in the Automatic Conversion Notice or as otherwise specified by the Company, duly endorsed. The Holder shall also submit a notice (the “Notice of Conversion”) specifying the name or names (with address(es)) in which a certificate or certificates evidencing shares of Company Common Stock are to be issued. The surrender of this Note and the delivery of the Notice of Conversion are the only procedures required of the Holder upon conversion of this Note. No additional legal opinion or other information or instructions shall be required of the Holder solely in connection with the conversion of this Note.

(b) The Company will make a notation of the date that a Notice of Conversion is received, which date of receipt shall be deemed to be the date of receipt for purposes hereof.

(c) The Company shall, or shall direct its transfer agent to, within 10 days after such deposit of any Note accompanied by a Notice of Conversion and compliance with any conditions herein contained, deliver to the Person for whose account such Note was so surrendered, certificates evidencing the number of full shares of Company Common Stock which such Person is entitled as aforesaid, subject to Section 7.

(d) Such conversion shall be deemed to have been made as of the Conversion Date, and the Person or Persons entitled to receive Company Common Stock deliverable upon conversion of such Note shall be treated for all purposes as the record holder or holders of such Company Common Stock on such date and the Note shall no longer be deemed outstanding and all rights whatsoever in respect thereof (including the right to receive interest thereon) shall terminate except the right to receive the number of full shares of Company Common Stock to which such Person shall be entitled upon conversion hereof; provided, however, that the Company shall not be required to issue any certificates representing shares of Company Common Stock (x) until such Note has been received at the place designated in the Conversion Notice and (y) if such Note is received while the stock transfer books of the Company are closed for any purpose, but such certificate shall be issued immediately upon the reopening of such books as if the Note had been received on the date of such reopening.

7. Adjustments to Conversion Price.

(a) In the event that the Company shall at any time or from time to time after the date hereof, and for a period of one year following the date hereof, issue Additional Shares of Company Common Stock without consideration or for a consideration per share less than the then applicable Conversion Price, then the Conversion Price shall be reduced concurrently with such issue or deemed issue of the Additional Shares of Company Common Stock to be equal to the consideration per share of such Additional Shares of Company Common Stock received by the Company in such issuance; provided that if such issuance or deemed issuance was without consideration, then the Company shall be deemed to have received an aggregate of $0.001 of consideration for all such Additional Shares of Company Common Stock issued or deemed to be issued.

(b) In the event of changes in the outstanding Company Common Stock by reason of stock dividends or other distributions, split-ups, recapitalizations, subdivisons, reclassifications, combinations or exchanges of shares, separations, reorganizations, liquidations, or the like, the number, class and kind of shares available upon conversion of this Note in the aggregate and the applicable Conversion Price shall be correspondingly adjusted to give the Holder upon conversion for the same aggregate Conversion Price, the total number, class and kind of shares as the Holder would have owned had this Note been converted prior to the event and had the Holder continued to hold such shares until after the event requiring adjustment. The form of this Note need not be changed because of any adjustment in the number of shares issuable upon conversion of this Note. Immediately upon any adjustment in the number, class or kind of shares subject to this Note and/or the Conversion Price pursuant to this Section 6, the Company shall prepare and furnish to the Holder a certificate signed by its chief financial officer setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, the Conversion Price after giving effect to such adjustment and the number, class and kind of shares then issuable upon conversion of this Note.

(c) In the event the Company shall issue on more than one date Additional Shares of Company Common Stock that are a part of one transaction or a series of related transactions and that would result in an adjustment to the Conversion Price pursuant to the terms of subsection (a) above, then, upon the final such issuance, the Conversion Price shall be readjusted to give effect to all such issuances as if they occurred on the date of the first such issuance (and without additional giving effect to any adjustments as a result of such subsequent issuances within such period).

8. Fractional Shares. No fractional shares of Company Common Stock shall be issuable upon conversion of this Note, but a payment in cash will be made in respect of any fraction of a share which would otherwise be issuable upon the surrender of this Note, or portion hereof, for conversion calculated at the Conversion Price.

9.  Default. Unless this Note has been converted in accordance with the terms of Section 4 or 5 above, the entire outstanding Principal Amount and all accrued but unpaid interest on this Note shall become fully due and payable on the Maturity Date. The occurrence of any of the following shall constitute a “Default” under this Note: (a) default in any payment by the Company of the Principal Amount and accrued interest hereunder when due or (b) material breach by the Company of any obligation, covenant or other agreement herein or in the Agreement, which is not cured within 20 Business Days after written notice to the Company thereof.

10. Rights of the Holder Upon a Default. In the event of any Default hereunder, all amounts payable hereunder shall, at the Holder’s option but without notice or demand, become immediately due and payable, and the Holder shall thereupon have all rights and remedies provided hereunder and in any other agreement between the Holder and the Company or otherwise available at law or in equity.

11. Waiver of Default. No failure or delay on the part of the Holder to insist on strict performance of the Company’s obligations hereunder or to exercise any remedy hereunder shall constitute a waiver of the Holder’s rights in that or any other instance. No waiver of any Holder’s rights shall be effective unless in writing, and any waiver of any Default or any instance of non-compliance shall be limited to its express terms and shall not extend to any other Default or instance or non-compliance.

12. Subordination. This Note shall be subordinate and rank junior in right of payment to any indebtedness of the Company evidenced by any loan agreement, credit agreement or any other agreement entered into by the Company subsequent to the date hereof which by its terms is not subordinated to any other indebtedness of the Company.

13. Notices. Any notice, request or other communication required or permitted hereunder shall be in writing and shall be deemed to have been duly given if personally delivered or mailed by registered or certified mail, postage prepaid, or by recognized overnight courier or personal delivery at the respective addresses of the parties as set forth in the Agreement. Any party hereto may by notice so given change its address for future notice hereunder. Notice shall conclusively be deemed to have been given when received.

14. Governing Law. THIS NOTE SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS ENTERED INTO WITHIN SUCH STATE.

14. Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Company and the Holder.

15. Severability. In case any provision contained herein (or part thereof) shall for any reason be held to be valid, illegal or unenforceable in any respect, such invalidity, illegality or other unenforceability shall not affect any other provision (or the remaining part of the affected provision) hereof, but this Note shall be construed as if such invalid, illegal or unenforceable provision (or part thereof) had never been contained herein, but only to the extent that such provision is invalid, illegal or unenforceable.

16. Successors and Assigns. This Note shall be binding upon the Company’s successors and assigns and shall inure to the benefit of the Holder’s successors, endorsers and assigns.

17. Usury. In the event any interest (including any Conversion Shares issued pursuant to Section 4 hereof) paid on this Note is deemed to be in excess of the then legal maximum rate, then that portion of the interest payment representing an amount in excess of the then legal maximum rate shall be deemed a payment of the Principal Amount and applied against the Principal Amount of this Note.

18. Titles and Subtitles. The titles and subtitles used in this Note are used for convenience only and are not to be considered in construing or interpreting this Note.

19. Counterparts. This Note may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For the purposes of executing this Note, (i) a document signed and transmitted by facsimile or telecopier shall be treated as an original document; (ii) the signature of any party on such document shall be considered as an original signature; and (iii) the document transmitted shall have the same effect as a counterpart thereof containing original signatures. No party may raise as a defense to the enforcement of this Note that a facsimile or telecopier was used to transmit any signature of a party to this Note.

IN WITNESS WHEREOF, the Company has caused this Note to be signed in its name this ____ day of April, 2008.

MORLEX, INC.

By:
Name:
Title: